UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

VOLCANO CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware33-0928885 (State of Incorporation or Organization)	(IRS. Employer Identification No.)

2870 Kilgore Road, Rancho Cordova, California (Address of principal executive offices)	95670 (ZIP Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒
     Securities Act registration statement file number to which this form relates: 333-132678
     Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered

None
     Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share
(Title of Class)
Rights to Purchase Series A Junior Participating Preferred Stock of the Registrant
(Title of Class)

Information Required in Registration Statement
Item 1.    Description of Registrant’s Securities to be Registered
A description of the common stock, par value $0.001 per share (the “Common Stock”), and the rights to purchase Series A Junior Participating Preferred Stock of Volcano Corporation (the “Registrant”) to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus which constitutes part of the Registrant’s Registration Statement on Form S-1 (File No. 333-132678) initially filed with the Securities and Exchange Commission on March 24, 2006, as amended from time to time, and is incorporated herein by reference.
Item 2.    Exhibits

The following exhibits are filed as part of this registration statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Registration Statement):

3.2	Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective upon closing of the offering to which the Registration Statement relates.

3.4	Form of Bylaws of the Registrant to be effective upon closing of the offering to which the Registration Statement relates.

4.1	Specimen Common Stock certificate of the Registrant.

4.2	Amended and Restated Investors’ Rights Agreement, dated February 18, 2005, by and among the Registrant and certain stockholders.

4.10	Form of Rights Agreement, by and between the Registrant and American Stock Transfer & Trust Company.

4.11	Form of Certificate of Designation of Series A Junior Participating Preferred Stock.

Signature
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 12, 2006	Volcano Corporation
	By:	/s/ R. Scott Huennekens
R. Scott Huennekens
President and Chief Executive Officer